UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 3, 2007
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle Milpitas, California 95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2006, Sigma Designs, Inc. (the “Company”) appeared in front of the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) to discuss the potential delisting of the Company from The Nasdaq Stock Market for failing to timely file its Form 10-Q for the quarter ended July 29, 2006 and its Form 10-Q for the quarter ended October 28, 2006, in violation of Nasdaq Marketplace Rule 4310(c)(14). On January 3, 2007, the Nasdaq Panel notified the Company that the Nasdaq Panel has determined to continue the Company’s listing to allow it to become current on its reporting obligations.

The Company’s continued listing is subject to the filing on or before March 14, 2007 of any required restatements and the Company’s Form 10-Q’s for the quarters ended July 29, 2006 and October 28, 2006, production of specified information to the Nasdaq Panel about the results of the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grant practices and compliance with all other requirements for continued listing on The Nasdaq Stock Market. There is no assurance that the Nasdaq Panel will deem the information we provide as being sufficient to satisfy the condition or that we will be current in our filings by the prescribed deadline.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

Grant Thornton LLP ("Grant Thornton") informed Sigma Designs, Inc. (the "Company") that its client-auditor relationship has ceased effective January 3, 2007.

The Company  previously reported in its Form 8-K filed with the Securities and Exchange Commission on September 21, 2006 that the Company’s financial statements for the fiscal years ended January 31, 2004, January 29, 2005 and January 28, 2006 should no longer be relied upon.  As a result of the September 21, 2006 Form 8-K filing, the report of Grant Thornton on the financial statements of the Company for the fiscal year ended January 28, 2006 and management's report on the effectiveness of internal control over financial reporting as of January 28, 2006 has been withdrawn and should no longer be relied upon.   Grant Thornton did not serve as the Company’s independent registered public accounting firm for the fiscal years ended January 31, 2004 and January 29, 2005.

During the fiscal year ended January 28, 2006 and through January 3, 2007, there were no disagreements with Grant Thornton of any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in its reports and there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)), except for the following:

In Item 9A of its Annual Report on Form 10-K for the fiscal year ended January 28, 2006, management of the Company reported that it had assessed the effectiveness of the Company's internal control over financial reporting as of January 28, 2006 and had identified the following material weakness in the Company’s internal control over financial reporting: inadequate controls to ensure that financial information is adequately analyzed to detect misstatements including the lack of understanding of generally accepted accounting principles, or GAAP, and Securities Exchange Commission, or SEC, reporting matters. This material weakness in the Company’s internal control over financial reporting resulted in an adverse opinion from Grant Thornton on the effectiveness of the Company's internal control over financial reporting. For additional details regarding this material weakness, please see the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

The Company has provided a copy of this disclosure to Grant Thornton and requested that Grant Thornton provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated January 8, 2007, is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2007		SIGMA DESIGNS, INC.

	By:	/s/ KIT TSUI
Kit Tsui Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit Number	Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 8, 2007.